CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information of Cash Management Money Market Portfolio (formerly, Lehman Brothers Institutional Liquidity Fund) in Post-Effective Amendment Number 4 to the Registration Statement (Form N-1A, No. 333-120167) of Lehman Brothers Institutional Liquidity Cash Management Funds, and to the incorporation by reference of our report dated May 16, 2007, with respect to the financial statements and financial highlights of Cash Management Money Market Portfolio, a series of Lehman Brothers Institutional Liquidity Cash Management Funds and Money Market Master Series, a series of Institutional Liquidity Trust, included in the March 31, 2007 Annual Report of Lehman Brothers Institutional Liquidity Cash Management Funds.


/s/ Ernst & Young LLP


Boston, Massachusetts
July 24, 2007